Exhibit 5.1


                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095

                                                   April 24, 2002


Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, California  92660-3095

         Re: Opinion Letter - Form S-8 Registration Statement Retirement Savings Plan
              -----------------------------------------------------------

Ladies and Gentlemen:

         I am Associate General Counsel and Assistant Secretary of Conexant Systems, Inc., a Delaware corporation ("Conexant"), and am delivering this opinion in connection with the filing by Conexant of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), an aggregate of 1,275,000 shares of Common Stock, par value $1 per share, of Conexant (including the associated Preferred Share Purchase Rights, the "Common Stock"), that may be delivered from time to time pursuant to the Conexant Systems, Inc. Retirement Savings Plan (the "Plan").

         I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Act, any newly issued shares of Common Stock delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and nonassessable.

         I hereby consent to the reference to me and this opinion in the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.

         I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

                                                  Very truly yours,


                                                  /s/ Jasmina Theodore Boulanger